CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF
INCORPORATION OF
INFORMIX CORPORATION



Howard H. Graham and David H. Stanley certify that:

1.   They are the Senior Vice President, Finance and Chief
     Financial Officer and Vice President, Legal and Corporate
     Services, General Counsel and Secretary, respectively, of
     Informix Corporation, a Delaware corporation (the "Corporation").

2.   The first paragraph of Article Four of the Restated
     Certificate of the Corporation is amended to read as follows:

               Section 1.  The total number of shares of
          common stock which the Corporation shall have the authority to issue is Three Hundred-Fifty Million (350,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock").

3.   The foregoing amendment of the Corporation's Restated
     Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Corporation's Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 66,474,734. No shares of Preferred Stock are outstanding.
     The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.


We further declare under penalty or perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

Executed at Menlo Park, California, this 19th day of May, 1995.



                                      /S/Howard H. Graham
                                      Howard H. Graham


                                      /S/David H. Stanley
                                      David H. Stanley






CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF
INCORPORATION OF
INFORMIX CORPORATION


Howard H. Graham and David H. Stanley certify that:

1.   They are the Senior Vice President, Finance and Chief
     Financial Officer and Vice President, Legal, General
     Counsel and Secretary, respectively, of Informix Corporation, a Delaware corporation.

2. Section 1 of Article Four of the Restated Certificate of this Corporation as now reads:

               "Section 1. The total number of shares of common stock which the Corporation shall have the authority to issue is Forty-Five Million (45,000,000), with a par value of One Cent ($.01) per share (here-inafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One
          Cent ($.01) per share (hereinafter referred to as "Preferred Stock")."

     is amended to read as follows:

               "Section 2. The total number of shares of common stock which the Corporation shall have the authority to issue is One Hundred-Fifty Million (150,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock")."

3.   The foregoing Certificate of Amendment of the Restated
     Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
     Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 32,143,218. No shares of Preferred
     Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty or perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.


     Executed at Menlo Park, California, this 26th day of
     May, 1993.


                                      /S/Howard H. Graham
                                      Howard H. Graham


                                      /S/David H. Stanley
                                      David H. Stanley






CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF
INCORPORATION OF
INFORMIX CORPORATION



Howard H. Graham and David H. Stanley certify that:

1.   They are the Senior Vice President, Finance and Chief
     Financial Officer and Vice President, Legal, General
     Counsel and Secretary, respectively, of Informix Corpora-tion, a Delaware corporation.

2. Section 1 of Article Four of the Restated Certificate of this Corporation as now reads:

               "Section 1. The total number of shares of common stock which the Corporation shall have the authority to issue is Twenty Million (20,000,000), with a par value of One Cent ($.01) per share (here-inafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock")."

     is amended to read as follows:

               "Section 1. The total number of shares of common stock which the Corporation shall have the authority to issue is Forty-Five Million (45,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have the authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock")."

3.   The foregoing Certificate of Amendment of the Restated
     Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
     Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 14,393,049. No shares of Preferred
     Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.


     Executed at Menlo Park, California, this 22nd day of
     June, 1992.


                                      /S/Howard H. Graham
                                      Howard H. Graham


                                      /S/David H. Stanley
                                      David H. Stanley






CERTIFICATE OF CORRECTION

CERTIFICATE OF CORRECTION FILED
TO CORRECT AN INACCURACY IN THE
RESTATED CERTIFICATE OF INCORPORATION OF
INFORMIX CORPORATION
FILED IN THE OFFICE OF THE SECRETARY OF
STATE OF DELAWARE ON FEBRUARY 8, 1988 AND
RECORDED IN THE OFFICE OF THE RECORDER
OF DEEDS FOR KENT COUNTY, DELAWARE
ON FEBRUARY 29, 1988


Informix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Informix Corporation.

     2. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 8, 1988 and recorded in the office of the Recorder of Deeds of Kent County on February 29, 1988 (the "Restated Certificate"), and the Restated Certificate requires correction as permitted by subsection (f) of
Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy in the Restated Certificate to be corrected is Section 1 of Article Four which reads as follows:

          "Section 1.   The total number of shares of stock
     which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares, of which Twenty
     Million (20,000,000) shares shall be common stock, of the par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock", and One Million (1,000,000) shares shall be preferred stock, with a par value of One Cent
     ($.01) per share (hereinafter referred to as "Preferred Stock")."

     4. Section 1. of Article Four of the Restated Certificate is corrected to read as follows:

          "Section 1.   The total number of shares of common
     stock which the Corporation shall have authority to issue is Twenty Million (20,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock"), and the total number of shares of preferred stock which the Corporation shall have authority to issue is Five Million (5,000,000), with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock")."

IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by David H. Stanley, its Vice President and Assistant Secretary, effective this 28th day of March, 1990.


                                 By:  /S/David H. Stanley
                                      David H. Stanley,
                                      Vice President and
                                      Assistant Secretary






RESTATED CERTIFICATE OF INCORPORATION

OF

INFORMIX CORPORATION

A Delaware Corporation

     INFORMIX Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that:

     FIRST:  The name of the corporation is INFORMIX
Corporation. The Corporation was originally incorporated under the name of RDS Technology, Inc., and the original
Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 3, 1986.

     SECOND: At a meeting of the Board of Directors of INFORMIX Corporation, resolutions were duly adopted setting forth the proposed amendment and restatement of the corporation's Certificate of Incorporation, declaring such amendment and restatement to be advisable, and calling for a vote of the corporation's stockholders to approve such amendment and restatement. The resolution setting forth the proposed amendment and restatement was as follows:

     RESOLVED, that the corporation's Certificate of Incorporation be amended and restated so that the Certificate reads in its entirety as follows:


ARTICLE ONE

     The name of the Corporation is:  INFORMIX Corporation

ARTICLE TWO

     The address of its registered office in the State of Delaware is 410 South State Street, in the City of Dover,
County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

     Section 1. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-one Million (21,000,000) shares, of which Twenty Million (20,000,000) shares shall be common stock, of the par value of One Cent ($.01) per share (hereinafter referred to as "Common Stock"), and One Million (1,000,000) shares shall be preferred stock, with a par value of One Cent ($.01) per share (hereinafter referred to as "Preferred Stock").

     Section 2. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

     A.   PREFERRED STOCK

          The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of, by adopting resolutions providing for the issuance, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the voting powers and the designations and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series, which number may be increased or decreased (but not below the number of then outstanding shares thereof) from time to time by like action of the Board of Directors;

          (b) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock, whether such dividends shall be cumulative or non-cumulative, and, if so, from which date or dates;

          (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the obligation, if any, of the Corporation to retire shares of such series, including the price or prices which the Corporation shall be obligated to pay therefor, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares of such series;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights (which voting rights may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock as a class, to elect one or more Directors of the Corporation or to have one or more votes per share on any or all matters as to which a stockholder vote is required or permitted);

          (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or in the event of a merger, distribution or sale of assets; and

          (h)   any other relative rights, powers,
preferences, qualifications, limitations or restrictions thereof relating to such series.

     The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of two-thirds (2/3) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class and without the separate vote of holders of Preferred Stock as a class (it being understood that for purposes of this Article Four, each share of the Voting Stock shall have the number of votes granted to it pursuant to this Article Four). For the purposes of this Article Four, Section 2A: (I) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on increasing or decreasing the number of authorized shares of Preferred Stock.

     The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred
Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section 2A of this Article Four, and the consent, by class or series vote or otherwise, of the holders of such of the series vote of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Section 2A of this Article Four that the consent of the holders of a majority
(or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     Subject to the provisions of the foregoing paragraph of this Section 2A, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     B.   COMMON STOCK

          After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section 2A of this Article Four), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Section 2A of this Article Four), and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2A of this Article Four, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Section 2A of this Article Four), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

     Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     Section 3. No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

ARTICLE FIVE

     Section 1. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The total number of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

     Section 2. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in this Certificate of Incorporation or the Bylaws, the vote of a majority of the Directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors. As used in this Certificate of Incorporation, the term "whole Board of Directors" is hereby exclusively defined to mean the total number of Directors which the Corporation would have if there were no vacancies.

     SECTION 3. The members of the Board of Directors, other than those who may be elected by the holders of any Preferred Stock of series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), with the terms of office of one class expiring each year. Subject to any shorter or longer term which may be applicable to a director elected by any series of Preferred Stock voting separately as a class, at each annual meeting of stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal.

     Section 4. Except for directorships created pursuant to Article Four hereof relating to the rights of holders of Preferred Stock, or any series thereof, and except for vacancies in such directorships, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of Directors, may be filled only by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     Section 5. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation, except for directors elected by one or more series of Preferred Stock, voting separately as a class, may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (it being understood that for purposes of this Article Five, Section 5, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation). For the purposes of this Article Five, Section 5: (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any director or the entire Board of Directors in the manner provided in this Article Five, Section 5 (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this Article Five, Section). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the provisions of this Article Five shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock.

     Section 6. There shall be no qualifications for election as Directors of the Corporation, except that no person shall be eligible to stand for election as a Director if he has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

     Section 7. Elections of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

     Section 8. Subject to the rights of holders of Preferred Stock, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of the date of such meeting (as set forth in the Corporation's Bylaws); and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the Corporation's books, of such stockholder; (d) the class and number of shares of the Corporation which are beneficially owned (as such term is defined in Section 4, Paragraph D of Article Seven of this Certificate of Incorporation) by such nominating stockholder and each nominee proposed by such stockholder; (e) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 9. Except as may be otherwise specifically provided in this Article Five or in any resolution of the Board of Directors creating any series of Preferred Stock adopted pursuant to Paragraph A of Section 2 of Article Four, the term of office and voting power of each Director of the Corporation shall not be greater than nor less than that of any other Director or class of Directors of the Corporation.


ARTICLE SIX

     Section 1. The original Bylaws of the Corporation shall be adopted in any manner provided by law.

     Section 2. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

     Section 3. Notwithstanding any other provisions in this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the Bylaws of the Corporation only upon the affirmative vote of two-thirds (2/3) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (it being understood that for purposes of this Article Six, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation). For purposes of this Article Six: (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on making, adopting, altering, amending or repealing the Bylaws of the Corporation.


ARTICLE SEVEN

     Section 1. The provisions of this Article Seven shall be applicable to certain Business Combinations (as hereinafter defined) and shall supersede any other provision of this Certificate of Incorporation or the Bylaws of the Corporation or of law inconsistent therewith.

     Section 2. In addition to any affirmative vote required by law or this Certificate of Incorporation (including, without limitation, any requirement that Business
Combinations be approved by the holders of a specified percentage of Preferred Stock voting separately as a class) and except as otherwise expressly provided in Section 3 of this Article Seven, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least two-thirds (2/3) or more of the Total Voting Power of the then outstanding shares of Voting Stock considered for this purpose as one class (it being understood that for purposes of this Article Seven, each share of the Voting
Stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

     Section 3. The provisions of Section 2 of this Article Seven shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination (as hereinafter defined) shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

     Section 4.   For the purposes of this Article Seven:

     A.   A "Business Combination" shall mean:

          (i)   any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with
(a) any Interested Stockholder (as hereinafter defined) or
(b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii)  any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested
Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

          (iii) the issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v)   any reclassification of securities
(including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

     B. A "person" shall mean any individual, firm, corporation or other entity.

     C. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination in question, or immediately prior to the consummation of any such transaction:

          (i)   is the beneficial owner, directly or
indirectly, of 5% or more of the Total Voting Power of the outstanding Voting Stock, considered for this purpose as one class; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to either the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination in question or the consummation of any such transaction, was the beneficial owner, directly or indirectly, of 5% or more of the Total Voting Power of the then outstanding Voting Stock, considered for this purpose as one class; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to either the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination in question or the consummation of any such transaction, beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     D. A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined), directly or indirectly, through any contract, arrangement, understanding or relationship, owns or has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, shares of such stock, or owns, has or shares the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such stock; or

          (ii) with respect to which such person or any of its Affiliates or Associates has the right to acquire, directly or indirectly, through any contract, arrangement, understanding or relationship, owns or has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, shares of such stock, or owns, has or shares the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

          (iii) which are beneficially owned (as defined in (i) or (ii) above), directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     E. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph C of this
Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph D of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     F. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
Exchange Act of 1934, as in effect on January 1, 1988.

     G. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

     H. "Disinterested Director" means any member of the Board of Directors who is not an Interested Stockholder or an Affiliate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Interested Stockholder or an Affiliate of an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors; provided, however, that the directors of the Corporation elected at the meeting of the Corporation's stockholders at which directors of the Corporation were first elected as members of a classified Board of Directors, and any successor of any such person who is recommended by a majority of such persons or any such successors, are hereby deemed to be "Disinterested Directors."

     I. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     J. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange
Act of 1934, as in effect on January 1, 1988.

     K. "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on a Business Combination.

     L. "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock.

     Section 5. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article Seven, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article Seven and any interpretation approved by a majority of the Disinterested Directors shall be final and conclusive.

     Section 6.   Nothing contained in this Article Seven
shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE EIGHT

     The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent not prohibited by the laws of the State of Delaware; provided, however, that the only limitation upon the power granted to the Corporation by this paragraph shall be a prohibition against indemnification of any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     Without limiting the generality of the foregoing provisions of this Article Eight, to the fullest extent permitted or authorized by the laws of the State of Delaware, including without limitation the provisions of subsection
(b)(7) of Section 102, Title 8 of the Delaware Code as now in effect and as it may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE NINE

     Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the interest of such person.

ARTICLE TEN

     The books of the Corporation may be kept (subject to any provision contained in the statutes of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE ELEVEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation and subject to Article Twelve of this Certificate of Incorporation.

ARTICLE TWELVE

     None of the provisions of Articles Four, Five, Six, Seven, Eleven, Thirteen or this Article Twelve may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least two-thirds (2/3) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (it being understood that for the purpose of this Article Twelve, each share of Voting Stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation), nor shall new provisions to this Certificate of Incorporation be adopted or existing provisions to this Certificate of Incorporation be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles Four, Five, Six, Seven, Eleven, Thirteen or this Article Twelve except upon such two-thirds (2/3) or more stockholder vote. Any inconsistency developing between the provisions of a Bylaw and any provisions of this Certificate of Incorporation shall be controlled by this Certificate of Incorporation.

ARTICLE THIRTEEN

     Section 1. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Section 2.   Except as otherwise required by law and
subject to the rights, if any, of the holders of Preferred
Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

*  *  *

     THIRD: Thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the corporation's stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted to approve and adopt the proposed amendment and restatement of the Certificate of Incorporation.

     FOURTH: The amendment and restatement of the Certificate of Incorporation was duly adopted and approved in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Roger J. Sippl, its President, and Dan G. Sully, its Secretary, effective this 8th day of February, 1988.


                                    By:  /S/ Roger J. Sippl
                                         Roger G. Sippl, President



Attest:  /S/ Dan G. Sully
         Dan G. Sully, Secretary